UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2014

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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-165406	27-1668227
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

8844 Hillcrest Road, Kansas City, Missouri 64138
(Address of Principal Executive Office) (Zip Code)

816-767-8783
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election and Departure of Officers

Effective May 30, 2014, Alexander Kramer will resign as the Principal Financial Officer and Principal Accounting Officer of Frozen Food Gift Group, Inc. to pursue a position in another industry and out of state.  There is no disagreement with the Company on any matter in connection with his departure.  The Company appreciates Mr. Kramer’s coordination and transition planning and also thanks him for the valuable contributions and leadership provided to the Company during his tenure.

Mr. Kramer, who has coordinated with management for several weeks on the planning and timing of the transition, will continue to work with the Company through the current audit and financial reporting process.  He will also be available to provide support and guidance to the Company during the transition.

Effective May 30, 2014, the Board of Directors of Frozen Food Gift Group, Inc. appointed William Maher, Senior Vice President of Corporate and Legal Affairs, to serve as the interim Principal Financial Officer and Principal Accounting Officer of the Company.

The Company will initiate the search for another qualified individual to join our finance and accounting teams.

The following Exhibit is furnished as part of this report:

99.1:           Press Release dated May 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: May 23, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey
President, Director and Principal Executive Officer